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                                                                   EXHIBIT 10.23

                          PURCHASE AND SALE AGREEMENT

                                    between

                          CITGO PETROLEUM CORPORATION,

                                   as Seller

                                      and

                         CITGO FUNDING COMPANY, L.L.C.,

                                  as Purchaser

                         Dated as of February 28, 2003

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                                TABLE OF CONTENTS

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                                                                                                                     PAGE
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ARTICLE I             DEFINITIONS...............................................................................       1
         Section 1.1           Defined Terms....................................................................       1
         Section 1.2           Other Terms......................................................................       8

ARTICLE II            AMOUNTS AND TERMS OF THE PURCHASES........................................................       9
         Section 2.1           Agreement to Purchase............................................................       9
         Section 2.2           Payment for the Purchases........................................................      10
         Section 2.3           Purchase Price Credit Adjustments................................................      10
         Section 2.4           Payments and Computations, Etc...................................................      11
         Section 2.5           Transfer of Records..............................................................      11
         Section 2.6           Characterization.................................................................      12
         Section 2.7           Servicing of Receivables.........................................................      12

ARTICLE III           CONDITIONS OF PURCHASES...................................................................      13
         Section 3.1           Conditions Precedent to Initial Purchase.........................................      13
         Section 3.2           Conditions Precedent to All Purchases............................................      13

ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................      13
         Section 4.1           Representations and Warranties...................................................      13

ARTICLE V             COVENANTS.................................................................................      17
         Section 5.1           Covenants of the Seller..........................................................      17

ARTICLE VI            TERMINATION EVENTS........................................................................      21
         Section 6.1           Termination Events...............................................................      21
         Section 6.2           Remedies.........................................................................      22

ARTICLE VII           INDEMNIFICATION...........................................................................      22
         Section 7.1           Indemnities by the Seller........................................................      22

ARTICLE VIII          MISCELLANEOUS.............................................................................      24
         Section 8.1           Amendments, Etc..................................................................      24
         Section 8.2           Notices, Etc.....................................................................      25
         Section 8.3           Assignability; Subordination.....................................................      25
         Section 8.4           Costs, Expenses and Taxes........................................................      26
         Section 8.5           No Proceedings; Limitation on Payments...........................................      26
         Section 8.6           GOVERNING LAW AND JURISDICTION...................................................      26
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                               TABLE OF CONTENTS
                                  (continued)

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         Section 8.7           Execution in Counterparts........................................................      27
         Section 8.8           Survival of Termination..........................................................      27
         Section 8.9           WAIVER OF JURY TRIAL.............................................................      27
         Section 8.10          Entire Agreement.................................................................      27
         Section 8.11          Headings.........................................................................      27
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                                      -ii-

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                              SCHEDULES AND ANNEXES

SCHEDULE I        CREDIT AND COLLECTION POLICY

SCHEDULE II       LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

SCHEDULE III      TRADE NAMES OF THE SELLER

SCHEDULE IV       DESCRIPTION OF RECEIVABLES

                                     ANNEXES

ANNEX A           FORM OF LOCK-BOX AGREEMENT

ANNEX B           FORM OF SUBORDINATED REVOLVING NOTE

                                     -iii-

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                           PURCHASE AND SALE AGREEMENT

                  This PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of February 28, 2003 between CITGO PETROLEUM CORPORATION, a Delaware corporation, as seller (the "Seller") and CITGO FUNDING COMPANY, L.L.C., a Delaware limited liability company, as purchaser (together with its successors and permitted assigns, the "Purchaser").

                             PRELIMINARY STATEMENTS

                  The Seller has agreed to sell, transfer and assign and the Purchaser has agreed to purchase "Receivables" (as hereinafter defined) from time to time arising or created by the Seller, in accordance with the terms of this Agreement.

                  Each of the Seller and the Purchaser intends the transactions contemplated hereby to be true sales of the Receivables from the Seller to the Purchaser, providing the Purchaser with the full benefits of ownership of the Receivables originated by the Seller, and none of the Seller or the Purchaser intends these transactions to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller.

                  Reference is made to (i) that certain Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Receivables Purchase Agreement") of even date herewith among the Purchaser, the Seller, as initial servicer thereunder (the "Servicer"), Asset One Securitization, LLC (the "Issuer") and Societe Generale (the "Agent"). Pursuant to the Receivables Purchase Agreement, the Purchaser has agreed to sell, transfer and assign to the Issuer undivided variable percentage interests in a pool of Receivables acquired from the Seller and owned by the Purchaser from time to time on the terms and subject to the conditions set forth therein.

                  In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Agreement are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

                  "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Purchaser or the Issuer shall not constitute an Adverse Claim.

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                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "Agent" has the meaning set forth in the preamble to this Agreement.

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

                  "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, New York City, San Francisco, or Tulsa, Oklahoma are authorized or required by law to remain closed.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.).

                  "CITGO" means CITGO Petroleum Corporation, a Delaware corporation.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection Date" means the date as of which (i) all Receivables purchased by the Purchaser hereunder shall have been collected in full or shall have been written off in accordance with the Credit and Collection Policy and (ii) all indemnities, adjustments and other amounts due hereunder by the Seller to the Purchaser shall have been paid in full.

                  "Collection Period" means a calendar month.

                  "Collections" means, with respect to any Receivable, (a) all funds which are received by the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all deemed Collections and (c) all other proceeds of such Receivable.

                  "Contract" means, with respect to any Receivable, the portions of each Distributor Franchise Agreement or similar agreement which relate to the payment terms and other arrangements that give rise to or evidence such Receivable and the Seller's rights under each Distributor Franchise Agreement or similar agreement with respect to the collection and enforcement of such Receivable.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Seller, which have been adopted by the Purchaser, in effect on the

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date of this Agreement and previously furnished to the Issuer and the Agent and described in Schedule I hereto, as modified in compliance with this Agreement.

                  "Dilution Factors" means (i) the failure by the Seller to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or bill of lading, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by the Servicer which reduces the amount payable by the Obligor on the related Receivable, (iii) any setoff by an Obligor in respect of any claim by such Obligor as to the amounts owed by it on the related Receivable, and (iv) any specific dispute (with respect to which a credit is issued) counterclaim or defense asserted by the Obligor of the related Receivable (except the discharge in bankruptcy of such Obligor).

                  "Distributor Franchise Agreement" means an agreement between the Seller and a distributor of petroleum which provides for the sale and purchase of CITGO branded petroleum products.

                  "EFT Receivable" means any Receivable which is to be paid or is otherwise paid by the Obligor thereof through an electronic funds transfer or ACH transfer to a Lock-Box Account.

                  "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Obligor of which (A) is a United States resident or a resident of such other jurisdiction as has been approved in writing by the Agent, (B) except for certain Obligors as indicated on
         Schedule V of the Receivables Purchase Agreement, operates under the "CITGO" trade name (unless otherwise agreed in writing by the Agent),
         (C) is not an Affiliate of the Seller or the Purchaser, (D) is not a government or a governmental subdivision or agency, (E) is not subject to any action of the type described in paragraph (g) of Exhibit V of the Receivables Purchase Agreement, and (F) is not an Excluded Obligor;

                  (ii) which is denominated and payable only in U.S. dollars in the United States;

                  (iii) which has a stated maturity and which stated maturity is not more than 45 days after the date on which such Receivable was generated;

                  (iv) which arises in the ordinary course of the Seller's business and constitutes an EFT Receivable;

                  (v) which arises under a Contract which is in full force and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                  (vi) which conforms with all applicable laws, rulings and regulations in effect;

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                  (vii)    which is not the subject of any asserted dispute,
         offset, hold back defense, Adverse Claim or other claim (other than a Permitted Offset Claim) and which does not arise from the sale of inventory which is subject to any Adverse Claim;

                  (viii) which complies with the requirements of the Credit and Collection Policy and the payment and other terms of the Contract related to the Receivable are consistent with customary terms for the Seller's industry and type of Receivables;

                  (ix) which arises from the completion of the sale and delivery of goods, and must not represent an invoice in advance of such completion;

                  (x) which is not subject to any contingent performance requirements of the Seller unless such requirements are guaranteed or insured by third parties acceptable to the Agent;

                  (xi) which has not been modified or restructured since its creation, except as permitted pursuant to Section 4.2(a) of the Receivables Purchase Agreement;

                  (xii) in which the Seller owns good and marketable title and which is freely transferable and assignable by the Seller without the consent of the Obligor;

                  (xiii) for which the Purchaser shall have a valid and enforceable 100% ownership interest and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

                  (xiv) which constitutes an account or general intangible as defined in the UCC, and which is not evidenced by an instrument or chattel paper;

                  (xv) which is not aged more than 60 days past the due date;

                  (xvi) the Obligor of which is not the Obligor of Receivables aged more than 60 days past the applicable due dates having an aggregate Outstanding Balance which exceeds 10% of all such Obligor's Receivables;

                  (xvii) a purchase of which with the proceeds of the Notes issued by the Issuer would constitute a "current transaction" within the meaning of Section 3 (a) (3) of the Securities Act of 1933, as amended;

                  (xviii) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3 (c)(5)(A) of the Investment Company Act of 1940, as amended;

                  (xix) which meets the eligibility requirements appropriate to the specific type of Receivables which the Agent has based on aging, turnover, delinquency, loss, dilution, type or other factor that the Agent deems appropriate;

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                  (xx)     which is not written off as uncollectible and should
         not have been written off in accordance with the Credit and Collection Policy; and

                  (xxi) as to which, at or prior to the time of the initial creation of an interest therein under the Receivables Purchase Agreement, the Agent has not notified the Purchaser that the Agent has determined in its sole discretion and reasonable business judgment based upon the Agent's reasonable and good faith estimate of the credit quality of such Receivables (or class of Receivables), that such Receivable (or class of Receivables) is not acceptable for purchase under the Receivables Purchase Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                  "Excluded Obligor" means an Obligor, so designated in writing as such by the Agent to the Purchaser, from time to time, following the occurrence of an Unmatured Termination Event and upon the Issuer's and the Liquidity Banks' reasonable determination that the creditworthiness of such Obligor warrants such designation, it being understood that from time to time the Agent may revoke its designation of one or more Obligors as Excluded Obligors by written notice to the Purchaser.

                  "Facility Termination Date" has the meaning set forth in
Exhibit I to the Receivables Purchase Agreement.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means materials defined as "hazardous substances," "hazardous waste" or "hazardous constituents" or any similar term in (a) CERCLA, (B) RCRA, or (c) any other Federal, State or local environmental law or regulation.

                  "Indemnified Amounts" has the meaning set forth in Section
7.1.

                  "Indemnified Party" has the meaning set forth in Section 7.1.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors;

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in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Issuer" has the meaning set forth in the preamble to this Agreement.

                  "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

                  "Lock-Box Agreement" means an agreement, in substantially the form of Annex A, among the Seller, the Purchaser, the Agent and each Lock-Box Bank.

                  "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "Material Adverse Effect" means, with respect to any Person, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account insurance coverage and effective indemnification with respect to such occurrence, a materially adverse effect on:

                  (a) the consolidated business, operations, property or financial or other condition of such Person and its subsidiaries; or

                  (b) the ability of such Person to perform any of its payment or other material obligations under any of the Transaction Documents.

                  "Multiemployer Plan" means any "multiemployer plan" (as that term is defined under section 3(37) of ERISA) under which the Seller or any Related Person has contributed or with respect to which the Seller or such Related Person may have any liability.

                  "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation created by section 4002(a) of ERISA and any successor thereto.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means any plan described in section 4021(a) of ERISA and not excluded pursuant to section 4021(b) thereof, under which the Seller or any Related Person to the Seller has contributed or with respect to which the Seller or such Related Person is liable.

                  "Purchase" means a purchase by the Purchaser of the Receivables and Related Rights from the Seller in accordance with Section 2.1.

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                  "Purchase Price Credit" has the meaning set forth in Section
2.3.

                  "Purchaser" has the meaning set forth in the preamble to this Agreement.

                  "RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.).

                  "Receivable" means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller or any right of the Seller to payment from or on behalf of an Obligor whether constituting an account, chattel paper or general intangible, arising in connection with property or goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered by the Seller, as more particularly described on Schedule IV hereto, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

                  "Receivables Purchase Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Records" has the meaning set forth in Section 2.5.

                  "Related Assets" has the meaning set forth in Section 2.1.

                  "Related Person" means, with respect to any Person, any other Person which, together with such Person, is under common control as described in section 414 of the Code.

                  "Related Security" means with respect to any Receivable:

                  (i) all of the Seller's interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

                  (iii) all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable.

                  Notwithstanding the foregoing, any proceeds from Related Security shall be applied to receivables which are secured or supported by such Related Security, whether or not such receivables are Excluded Receivables, in the order of the age of such receivables, starting with the oldest such receivable.

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                  "Reportable Event" means a "reportable event" described in section 4043(b) of ERISA.

                  "Revolving Loan" has the meaning set forth in Section 2.2.

                  "Revolving Note" has the meaning set forth in Section 2.2.

                  "Seller" has the meaning set forth in the preamble to this Agreement.

                  "Servicer" has the meaning set forth in the preamble to this Agreement.

                  "SG" means Societe Generale, a banking corporation organized under the laws of France.

                  "Termination Date" means the earliest to occur of (a) February 27, 2004, (b) the Business Day which the Seller or the Purchaser so designates by notice to the other and, if the Receivables Purchase Agreement shall then be in effect, the Agent at least 5 days in advance, (c) the date as determined pursuant to Section 6.2 and (d) the Facility Termination Date.

                  "Termination Event" has the meaning specified in Section 6.1.

                  "Transaction Documents" means this Agreement, the Revolving Note, the Receivables Purchase Agreement, the Lock-Box Agreements and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "Unfunded Vested Liability" means, relative to any Plan, including any Multiemployer Plan, at any time, the excess (if any) of (a) the present value of all vested nonforfeitable benefits under such Plan or such Multiemployer Plan, as the case may be, over (b) the fair market value of all Plan assets or Multiemployer Plan assets, as the case may be, allocable to such benefits, all determined as of the then most recent valuation date for such Plan or such Multiemployer Plan, as the case may be, but only to the extent that such excess represents a potential liability of any Loan Party to the PBGC, such Plan or such Multiemployer Plan under Title IV of ERISA.

                  "Unmatured Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Welfare Plan" means a "welfare plan," as such term is defined in section 3(1) of ERISA.

                  Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or", and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                  Section 2.1 Agreement to Purchase. (a) Upon the terms and subject to the conditions hereof, the Purchaser hereby agrees to buy, and the Seller hereby agrees to sell, on each Business Day from the date hereof until the occurrence of the Termination Date, and the Seller does hereby sell, assign, transfer and convey to the Purchaser, all of the Seller's right, title and interest in and to (i) each Receivable now owned or hereafter arising at any time through the Termination Date, (ii) all Related Security with respect to such Receivable (it being understood that nothing contained in this Agreement shall constitute a delegation of the Seller's duties under the Contracts related to the Receivables), (iii) all Records, (iv) all of the Seller's right, title and interest in each post office box and related post office box address and Lock-Box Account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, and all related agreements between the Seller and the Lock-Box Banks, (v) all Collections with respect to the foregoing, and (vi) all proceeds of the foregoing. The items listed in clauses (ii), (iii), (iv) (v) and (vi) of the proceeding sentence in relation to any Receivables are herein collectively called the "Related Assets" or with respect to any such Receivable, the "Related Asset." On each day when the Receivables are purchased by the Purchaser from the Seller the Purchaser shall acquire, upon payment of the Purchase Price therefor in accordance with Section
2.2 below, all of the Seller's right, title and interest in and to all Receivables which were not previously purchased by the Purchaser hereunder, together with all Related Security relating thereto and all Collections thereof. Prior to making any Purchase hereunder, the Purchaser may request of the Seller, and the Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request.

                  (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts", as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Purchaser with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section. 2.3 hereof, each sale of Receivables hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other person arising in connection with the Receivables, the Related Security, the related Contracts and the Lock-Box Accounts, or any other obligations of the Seller. In view of the intention of the parties hereto that the purchases of Receivables made hereunder shall constitute sales of such Receivables rather than a loan secured by such Receivables, the Seller agrees on or prior to the date hereof to mark the master data processing records relating to the Receivables with a legend, acceptable to the Purchaser and the Agent, evidencing that the Purchaser has purchased such Receivables as provided in this Agreement and to note in its financial statements that the Receivables have been sold to the Purchaser. Upon the

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request of the Purchaser or the Agent, the Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Purchaser or the Agent may reasonably request to evidence the sale of Receivables to the Purchaser hereunder. In addition, the Seller will, upon request, make available to the Purchaser or to the Servicer the original copy of each Contract under which a Receivable has arisen.

                  Section 2.2 Payment for the Purchases. (a) The "Purchase Price" with respect to any purchase on any date shall be an amount equal to (i) the aggregate Outstanding Balance of the subject Receivables as of such date, minus (ii) an amount equal to 1% of the aggregate Outstanding Balance of the subject Receivables as of such date or, if less, an amount agreed upon by the Seller and the Purchaser, which amount shall allow the Purchaser a reasonable return with respect to such purchase, minus (iii) any Purchase Price Credits to be credited against the purchase price. The Purchase Price for each purchase shall be payable in full by the Purchaser to the Seller or its designee on the date of such purchase (except that the Purchaser may, with respect to any such purchase, offset against such Purchase Price any amounts owed by the Seller to the Purchaser hereunder and which have become due but remain unpaid) and shall be paid to the Seller in the manner provided in the following paragraph of this Section.

                  (b) With respect to any Purchase hereunder, the Purchaser shall pay the Purchase Price by making a cash payment to the Seller in immediately available funds to the extent that the Purchaser has cash available to make such payment (including cash which may be available to the Purchaser under the Receivables Purchase Agreement). To the extent that cash is not available to pay the Purchase Price, the Purchaser may pay all or a part of the applicable Purchase Price by borrowing from the Seller a subordinated revolving loan (each a "Revolving Loan"), and the Seller, subject to the remaining provisions of this paragraph, irrevocably agrees to advance such Revolving Loan in the amount so specified by the Purchaser. Notwithstanding the foregoing, the Seller shall not make any Revolving Loan if, as a result of making such loan, the Purchaser's net worth would be equal to an amount that is less than three percent (3.00%) of the aggregate outstanding balance of all Receivables at such time. The Revolving Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a subordinated promissory note in the form of Annex B hereto (the "Revolving Note") and shall be payable solely from funds which the Purchaser is not required under the Receivables Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent, the Liquidity Banks, the Issuer, the "Affected Persons" (as defined therein) and the "Indemnified Parties" (as defined therein).

                  (c) In the case of any Purchase, if the Purchaser is unable to pay in full the applicable Purchase Price with a payment in cash and/or a borrowing of a Revolving Loan, then the Seller shall be deemed to have contributed to the capital of the Purchaser Receivables having an aggregate Outstanding Balance equal to such unpaid portion of the total Purchase Price, provided, however, that no such deemed capital contribution shall be made from and after the date on which the Seller notifies the Purchaser in writing that it has designated a date as the Termination Date.

                  Section 2.3 Purchase Price Credit Adjustments. If on any day
(i) the Outstanding Balance of any Receivable is reduced or adjusted as a result of any Dilution Factors, or (ii) any of the representations or warranties in paragraphs (h) or (o) of
Section 4.1 is not true with respect to any Receivable, then, in such event, the Purchaser shall be entitled to a credit (a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the full amount of such reduction or adjustment (in the case of clause (i) above) or equal to the Outstanding Balance of the applicable Receivable (in the case of clause (ii) above). If such Purchase Price Credit exceeds the Purchase Price in respect of the Receivables to be sold hereunder on any date, then the Seller shall pay the remaining amount of such Purchase Price Credit in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, the Seller shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness to it owed under the Revolving Note; provided, further, that at any time (y) during which Receivables are not sold hereunder or
(z) on or after the Termination Date, the amount of any such Purchase Price Credit shall be paid by the Seller to the Purchaser by deposit in immediately available funds into the relevant Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

                  Section 2.4 Payments and Computations, Etc. All amounts to be paid or deposited by the Purchaser hereunder shall be paid or deposited in accordance with the terms hereof by no later than noon (Tulsa, Oklahoma time) on the day when due in immediately available funds to the account of the Seller designated from time to time by the Seller or as otherwise directed by the Seller. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof by no later than noon (Tulsa, Oklahoma time) on the day when due in immediately available funds to the account of the Purchaser designated from time to time by the Seller or as otherwise directed by the Purchaser. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment. The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller when due hereunder, at an interest rate equal to 2.0% per annum above the "Base Rate" (as defined in the Receivables Purchase Agreement), payable on demand. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 2.5 Transfer of Records. (a) In connection with the Purchases of Receivables hereunder, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser all of the Seller's right and title to and interest in all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the Receivables, any Related Security therefor and the related Obligors (collectively, the "Records"), without the need for any further documentation in connection with any purchase hereunder. In connection with such transfer, the Seller hereby grants to each of the Purchaser and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, provided, that should the consent of any licensor of the Seller to such grant of the license described herein be required, the Seller hereby agrees upon the request of the Purchaser or any assignee of the Purchaser to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the Collection Date.

                  (b) The Seller shall take such action requested by the Purchaser and/or any of the Purchaser's assignees, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser and its assigns have an enforceable ownership interest in the Records relating to the Receivables purchased from the Seller hereunder and an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 2.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 2.1(b), the conveyance by the Seller to the Purchaser of Receivables hereunder shall be characterized as a secured loan and not a sale, this Agreement shall nonetheless constitute a security agreement under applicable law. For this purpose, the Seller hereby grants to the Purchaser a duly perfected security interest in all of the Seller's right, title and interest in, to and under all (i) Receivables, (ii) all Related Security with respect to such Receivables, (it being understood that nothing contained in this Agreement shall constitute a delegation of the Seller's duties under the Contracts related to the Receivables), (iii) all Records, (iv) all of the Seller's right, title and interest in each post office box and related post office box address and Lock-Box Account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, and all related agreements between the Seller and the Lock-Box Banks, (v) all Collections with respect to the foregoing, (vi) all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and (vii) all proceeds of any of the foregoing. After any Termination Event, the Purchaser and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. In that regard, the Purchaser is hereby granted a license or other right to use, without charge, the Seller's copyrights, rights of use of any name, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it may pertain to Related Security comprising repossessed or returned inventory the sale or lease of which shall have given rise to a Receivable and in order to facilitate the disposition by the Purchaser of such inventory. In connection with the grant of the transfer of ownership or security interest in the Receivables, by signing this Agreement in the space provided, the Seller hereby authorizes the filing of all applicable UCC financing statements in all necessary jurisdictions.

                  Section 2.7 Servicing of Receivables. Pursuant to the Receivables Purchase Agreement, the Seller has been appointed as the initial Servicer thereunder, and the Seller has accepted such appointment. As the Servicer, the Seller shall be responsible for collecting the Receivables, tracking, holding and remitting the Collections and fulfilling all other duties expressly assigned to it in the Receivables Purchase Agreement. The Seller shall exercise reasonable care in the performance of its duties as the Servicer under the Receivables Purchase Agreement and shall use the same degree of care and skill which it applies to its own property. The appointment of the Seller as the Servicer may be revoked as provided in the Receivables Purchase Agreement.

                                  ARTICLE III

                             CONDITIONS OF PURCHASES

                  Section 3.1 Conditions Precedent to Initial Purchase. The initial purchase under this Agreement is subject to the condition precedent that on or before the date of such purchase the conditions precedent set forth in
Section 1 of Exhibit II of the Receivables Purchase Agreement are satisfied.

                  Section 3.2 Conditions Precedent to All Purchases. Each purchase (including the initial purchase) shall be subject to the further condition precedent that the conditions precedent set forth in Section 2 of
Exhibit II of the Receivables Purchase Agreement are satisfied.

                  Notwithstanding any failure or inability of the Seller to satisfy any of the foregoing conditions precedent on any date in respect of any purchase, unless on or prior to such date the Purchaser shall specifically instruct the Seller to the contrary, all right, title and interest of the Seller in and to each Receivable (and the Related Asset) that is available for sale on such date shall transfer to and vest in the Purchaser without any action required on the part of the Purchaser and the Purchaser, as owner of such Receivables, shall have a claim against the Seller arising in connection with the representations and warranties made by the Seller in connection with such transfer.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1 Representations and Warranties. The Seller represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified. The Seller's organizational number is 2005114.

                  (b) The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party, or for the perfection of the Purchaser's interests under the Transaction Documents except for the filing of the UCC Financing Statements referred to in Exhibit II of the Receivables Purchase Agreement.

                  (d) Each of this Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  (e) The balance sheets of the Seller and its subsidiaries as at December 31, 2002, and the related statements of income and retained earnings of the Seller and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied and since December 31, 2002 there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Seller or any of its subsidiaries, the ability of the Seller to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or the collectibility of the Receivables, or which affects the legality, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

                  (f) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any Governmental Authority or arbitrator which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or would materially adversely affect the collectibility of the Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents to which it is a party.

                  (g) No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (h) The Seller is the legal and beneficial owner of the Receivables and the Related Assets free and clear of any Adverse Claim; upon each Purchase hereunder, the Purchaser shall acquire a valid and enforceable perfected 100% ownership interest in all of the Seller's right, title and interest in and to the Receivables and the Related Assets and other proceeds with respect thereto existing on the date of this Agreement, free and clear of any Adverse Claim. This Agreement creates a security interest in favor of the Purchaser in the items described in Section 2.6, and the Purchaser has a first priority perfected security interest in such items, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering any Contract or any Receivable or the Related Assets is on file in any recording office, except those filed in favor of the Purchaser relating to this Agreement or in favor of assignees of the Purchaser.

                  (i) Any information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or

(except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in paragraph (b) of Section 5.1.

                  (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts (and all related post office boxes) of the Seller at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts (and such related post office boxes) as have been notified to the Purchaser and the Agent in accordance with this Agreement) and all Lock-Box Accounts (and all related post office boxes) are subject to Lock-Box Agreements. All right, title and interest of the Seller in and to, and exclusive dominion and control in respect of, each Lock-Box Account (and all related post office boxes) has been transferred by the Seller to the Purchaser, free and clear of any Adverse Claim.

                  (l) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

                  (m) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in the Issuer.

                  (n) No proceeds of any purchase will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U or X of the Federal Reserve Board.

                  (o) Except for Receivables sold on the Closing Date the balance of which are not included in the Net Receivables Balance for such date, each Receivable purchased by or otherwise transferred to the Purchaser hereunder is, on the date of such purchase or transfer, an Eligible Receivable.

                  (p) No event has occurred and is continuing, or would result from any purchase hereunder or from the application of the proceeds therefrom, which constitutes a Termination Event.

                  (q) The Seller has accounted for each transfer of Receivables hereunder in its books and financial statements as a sale, consistent with generally accepted accounting principles.

                  (r) The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

                  (s) The Seller has complied with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents to which it is a party and that are applicable to it.

                  (t) The Seller's complete corporate name is set forth in the preamble to this Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except as set forth on Schedule III and except for names first used after the date of this Agreement and set forth in a notice delivered to the Purchaser and the Agent pursuant to Section 5.1(b)(ii) .

                  (u) Each Plan and, to the best of the Seller's knowledge, each Multiemployer Plan, complies in all material respects with applicable law and,

                  (i) no Reportable Event for which the PBGC has not waived the 30-day notice requirement has occurred with respect to any Plan or to the best of the Seller's knowledge, any Multiemployer Plan which could result in the Seller incurring any liability or obligation in excess of $10,000,000;

                  (ii) no steps have been taken to terminate any Plan which could result in the Seller's making a contribution, or incurring a liability or obligation, to such Plan in excess of $10,000,000; no steps have been taken to appoint a receiver to administer any such Plan; to the best of the Seller's knowledge, no steps have been taken to terminate or appoint a receiver to administer any Multiemployer Plan which could result in the Seller's making a contribution, or incurring a liability or obligation, to such Multiemployer Plan in excess of $10,000,000; and neither the Seller nor any Related Person has withdrawn from any such Multiemployer Plan or initiated steps to do so;

                  (iii) there is no Unfunded Vested Liability with respect to any Plan or, to the best of the Seller's knowledge, any Multiemployer Plan, that would reasonably be expected to have, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, a Material Adverse Effect;

                  (iv) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred with respect to any Plan which would reasonably be expected to have a Material Adverse Effect; and neither the Seller nor any of its subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA, that would reasonably be expected to have a Material Adverse Effect; and

                  (v) no failure to make any contribution or payment to any Plan or Multiemployer Plan has occurred and no amendment to any Plan has been made, which (A) could result in the imposition of an Adverse Claim with respect to the Receivables or (B) is reasonably likely to result in the imposition of an Adverse Claim with respect to any other assets of the Seller or the posting of a bond or other security under ERISA or the Code.

                  (v) The Seller and its subsidiaries are each in compliance in all material respects with all Federal, state and local laws and regulations (i) now applicable to the Seller or any subsidiary, or (ii) which, to the best knowledge of the Seller will be applicable (or, if not in compliance with such laws and regulations referred to in this clause (ii), the Seller or such subsidiary is taking appropriate action diligently pursued to be in compliance therewith on a timely basis or to be exempt from compliance), relating to pollution control and environmental contamination, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials, except to the extent that the failure to comply or take such action would not reasonably be expected to have a Material Adverse Effect.

                  (w) The perfection representations and warranties set forth in Exhibit VII of the Receivables Purchase Agreement shall be a part of this Agreement for all purposes and the Seller hereunder makes such representations and warranties.

                                   ARTICLE V

                                   COVENANTS

                  Section 5.1 Covenants of the Seller. Until the latest of the Termination Date, the Collection Date and the date all amounts owed by the Seller under this Agreement to the Purchaser and any other Indemnified Party shall be paid in full:

                  (a) Compliance with Laws. Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under this Agreement.

                  (b) Offices, Records and Books of Account; Etc. The Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to this Agreement and keep its State of organization at the State set forth in Section 4.1(a) or, upon at least 30 days' prior written notice of a proposed change to the Purchaser (and, if the Receivables Purchase Agreement shall then be in effect, the Agent), at any other locations in jurisdictions where all actions reasonably requested by the Purchaser or the Agent to protect and perfect the interest of the Purchaser and its assignees in the Receivables and related items (including without limitation the items described in Section 2.6) have been taken and completed and (ii) shall provide the Purchaser (and, if the Receivables Purchase Agreement shall then be in effect, the Agent) with at least 30 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

                  (d) Ownership Interest Etc. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain, in favor of the Purchaser and its assignees, a valid and enforceable 100% ownership interest in the Receivables and the Related Assets with respect thereto, and a first priority perfected security interest in the items described in Section 2.6, in each case free and clear of any Adverse Claim including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Purchaser under this Agreement as the Purchaser or any of its assignees may request.

                  (e) Sales Liens Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 2.6 (including without limitation the Seller's interest in any Receivable, Related Assets, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e).

                  (f) Extension or Amendment of Receivables. Except as provided in the Receivables Purchase Agreement, the Seller, as Servicer thereunder, shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any related Contract.

                  (g) Change in Business or Credit and Collection Policy. The Seller shall not make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under this Agreement; provided that the Seller may make any of the changes described above to the extent such change is required in order to comply with applicable laws. Notwithstanding any of the foregoing, the Seller shall not make any material change in the Credit and Collection Policy that would adversely affect the collectibility of any Receivable.

                  (h) Audits. (i) The Seller shall, from time to time during regular business hours as reasonably requested by the Purchaser (or, if the Receivables Purchase Agreement shall then be in effect, the Agent), permit the Purchaser and the Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours as reasonably requested by the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct (at Seller's expense once each year or if a Termination Event has occurred) a review of its books and records with respect to the Receivables. The Agent, or its agents and representatives, may (and the Agent (or such other Person who may be designated from time to time by Issuer) shall, upon the request of Issuer) conduct a review of the type described hereinabove whenever Issuer or the Agent, as the case may be, in its and their reasonable judgment, deem such review appropriate.

                  (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or the related post office box) from those listed in Schedule II to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Account (or related post office box), unless the Purchaser and the Agent shall have consented prior thereto in writing (such consent not to be unreasonably withheld or delayed) and the Purchaser and the Agent shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that either may request in connection therewith.

                  (j) Deposits to Lock-Box Accounts. The Seller shall (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts (as defined in the Receivables Purchase Agreement) directly or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Receivables received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

                  (k) Marking of Records. At its expense, the Seller shall mark the master data processing records relating to Receivables and related Contracts, including with a legend, as mutually agreed upon, evidencing that such Receivables and related Contracts have been sold in accordance with this Agreement and directing all inquiries to the Seller's Treasurer or Manager of General Credit for further details. The Seller's Treasurer and Manager of General Credit shall at all times keep in their possession copies of the Transaction Documents.

                  (l)      Merger, Sale of Assets. The Seller shall not:

                           (i) be a party to any merger or consolidation, except that, so long as no Termination Event has occurred or would occur immediately after giving effect thereto or would result therefrom, the Seller may merge with any other Person, provided that the Seller is the survivor of such merger; or

                           (ii) sell, transfer, assign or convey all or substantially all of its assets.

                  (m) Reporting Requirements. The Seller will provide to the Purchaser and the Agent (in multiple copies, if requested by the Agent) the following:

                  (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller, balance sheets of the Seller and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the treasurer of the Seller; provided, that, to the extent CITGO is the Servicer and CITGO or any Affiliate thereof has delivered such balance sheets or statements to the Agent, the Servicer shall have no obligation under this clause (i) to provide such balance sheets or statements, as the case may be, to the Agent;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing financial statements for such year audited by Deloitte & Touche LLP or other independent certified public accountants reasonably acceptable to the Purchaser and the Agent; provided, that to the extent CITGO is the Servicer and CITGO or any Affiliate thereof has delivered such annual report to the Agent, the Servicer shall have no obligation under this clause (ii) to provide such annual report to the Agent;

                  (iii) as soon as possible and in any event within five days after the occurrence of each Termination Event or an Unmatured Termination Event, a statement of the treasurer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

                  (iv) at least 30 days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                  (v) promptly after the sending or filing thereof, copies of all reports that the Seller sends to any of its security holders, and copies of all other reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (vi) promptly upon learning thereof, written notice describing the institution of any steps by the Seller or any other Person to terminate any Plan or any Multiemployer Plan, or the appointment of a receiver to administer any Plan or any Multiemployer Plan, or the withdrawal by the Company or any Related Person from any Multiemployer Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the originator furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could reasonably be expected to result in the incurrence by the Seller of any material liability, fine or penalty, or any material increase in the contingent liability of the Seller with respect to any post-retirement Welfare Plan benefit;

                  (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Purchaser or the Agent may from time to time reasonably request;

                  (viii) promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller and any Governmental Authority which, if not cured or if adversely determined, as the case may be, is reasonably likely to have a Material Adverse Effect; or (b) litigation or proceeding which is reasonably likely to have a Material Adverse Effect or (c) litigation or proceeding relating to any Transaction Document; and

                  (ix) promptly after the occurrence thereof, notice of any event which is reasonably likely to have a Material Adverse Effect.

                  (n) Purchasers' Reliance. The Seller acknowledges that the Issuer, the Liquidity Banks and the Agent (together with the "Purchasers", as defined in the Receivables Purchase Agreement) are entering into the transactions contemplated by the Receivables Purchase Agreement in reliance upon the Purchaser's identity as a separate legal entity from the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Issuer, the Liquidity Banks or Agent may from time to time reasonably request, to maintain the Purchaser's identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and any Affiliates thereof and not just a division of the Seller. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller
(i) shall not hold itself out to third parties as liable for the debts of the Purchaser nor purport to own the Receivables and other assets acquired by the Purchaser hereunder or otherwise, (ii) shall take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the covenants set forth in paragraph (l) of Exhibit IV of the Receivables Purchase Agreement and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Seller and the Purchaser on an arm's-length basis.

                  (o) Perfection Covenants. The perfection covenants set forth in Exhibit VII to the Receivables Purchase Agreement shall be a part of this Agreement for all purposes and the Seller hereunder makes such covenants.

                                   ARTICLE VI

                               TERMINATION EVENTS

                  Section 6.1 Termination Events. Each of the following events shall be a "Termination Event":

                  (a) The Seller shall fail to make any payment required under this Agreement.

                  (b) Any representation or warranty made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (c) The Seller shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after receiving notice or becoming aware of such failure; or

                  (d) This Agreement or any purchase pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Purchaser and its assignees shall for any reason cease to have, a valid and enforceable perfected 100% ownership interest in each Receivable and the Related Assets and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in Section 2.6, or the interest of the Purchaser and its assignees with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

                  (e) Any "Termination Event" shall occur under and as defined in the Receivables Purchase Agreement and the "Termination Date" shall have been declared thereunder as a result thereof.

                  Section 6.2 Remedies. If any of the Termination Events set forth in Section 6.1 hereto shall occur, the Purchaser may, by notice to the Seller, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (d) of Section 6.1, the Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Termination Date, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VII

                                INDEMNIFICATION

                  Section 7.1 Indemnities by the Seller. Without limiting any other rights that the Purchaser or any of its employees, agents, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or the ownership of any Receivable or any related Contract, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or unlawful conduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of (A) any Receivable included by the Seller or the Servicer (so long as the Servicer is an Affiliate of the Seller) in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable as of the date of such calculation (unless such ineligibility occurs as a result of the Agent's exercise of its rights to exclude Receivables and/or Obligors pursuant to the definition of "Eligible Receivable") or (B) any other information provided to the Purchaser or any of its assignees with respect to the Receivables or this Agreement to be true and correct;

                  (ii) the failure of any representation or warranty or statement (i) made in writing, (ii) verbally communicated during the due diligence process prior to the date of closing by the Seller (or any of its officers) under or in connection with this Agreement or any Transaction Document to have been true and correct in all respects when made;

                  (iii) the failure by the Seller to comply with any covenant set forth in Article V;

                  (iv) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                  (v) the failure to vest in the Purchaser a valid and enforceable (A) perfected 100% ownership interest in the Receivables and the Related Assets with respect thereto and (B) first priority perfected security interest in the items described in Section 2.6, in each case, free and clear of any Adverse Claim;

                  (vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and the Related Assets in respect thereof, whether at the time of any purchase or at any subsequent time;

                  (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

                  (viii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                  (ix) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                  (x) the commingling of Collections of Receivables at any time with other funds of the Seller;

                  (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or the ownership of any Receivable or Related Assets;

                  (xii) any distribution of Collections all or a portion of which shall thereafter be rescinded or otherwise must be returned for any reason;

                  (xiii) the Seller's failure to pay when due any taxes (including sales, excise or personal property taxes) payable in connection with the Receivables;

                  (xiv) any attempt by any Person to void any such transfer of Receivables hereunder under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xv) any information provided by the Seller in any Transaction Document furnished to the Purchaser, the Issuer, the Liquidity Banks or the Agent in connection with this Agreement which shall have been incorrect in any respect or which shall have omitted any material fact necessary to make such information not misleading; or

                  (xvi) any setoff of any Lock-Box Bank of amounts owed by the Seller or any Affiliate thereof to such Lock-Box Bank.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser (and, if the Receivables Purchase Agreement shall then be in effect, the Agent), and, in the case of any amendment, by the Seller and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser or any of its assignees to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. It is expressly understood and acknowledged that during the period the Receivables Purchase Agreement shall be in effect, the prior consent of the Agent and the Issuer, to the extent the Receivables Purchase Agreement is in effect, shall be required in accordance with the terms thereof in order for the Purchaser to grant any material consent, authorization or approval requested of the Purchaser hereunder, or for the Purchaser to agree to any amendment, waiver or other modification to the terms or conditions of this Agreement.

                  Section 8.2 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when received (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

                  Section 8.3 Assignability; Subordination. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and permitted assigns (including any trustee in bankruptcy). The Seller may not assign any of its rights or delegate any of its obligations hereunder or transfer any interest herein without the prior written consent of the Purchaser. The Purchaser may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Seller. Without limiting the foregoing, the Seller acknowledges that the Purchaser, pursuant to the Receivables Purchase Agreement, shall assign to the Agent, for the benefit of the Liquidity Banks, the Issuer and the "Purchasers" (as defined in the Receivables Purchase Agreement), all of its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Receivables Purchase Agreement. The Seller agrees that the Agent, as the assignee of the Purchaser, shall, subject to the terms of the Receivables Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Purchaser's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Purchaser to be given or withheld hereunder) and the Seller agrees to cooperate fully with the Agent, the Issuer and the Liquidity Banks in the exercise of such rights and remedies. The Seller further agrees to give to the Agent copies of all notices it is required to give to the Purchaser hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the later to occur of the Termination Date and the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller hereunder and the indemnification and payment provisions hereof shall be continuing and shall survive any termination of this Agreement.

                  (b) The Seller agrees that any indebtedness, obligation or claim, it may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, including, without limitation any obligation or claim under the Revolving Note or otherwise in respect of the Revolving Loan, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Purchaser owing to the Agent, the Liquidity Banks, the Issuer, the "Affected Persons" (as defined in the Receivables Purchase Agreement), the "Indemnified Parties" (as defined in the Receivables Purchase Agreement) under or in connection with the Receivables Purchase Agreement. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent, the Liquidity Banks, the Issuer, the "Affected Persons" (as defined in the Receivables Purchase Agreement), the "Indemnified Parties" (as defined in the Receivables Purchase Agreement) and their respective assignees.

                  (c) Each assignor may, in connection with any assignment, but subject to Section 8.6, disclose to the applicable assignee any information relating to the Seller or the Receivables furnished to such assignor by or on behalf of the Seller or the Purchaser.

                  Section 8.4 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 7.1 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement, and the other documents and agreements to be delivered hereunder, including, without limitation, Attorney Costs for the Purchaser with respect to advising the Purchaser as to its rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including Attorney Costs), of the Purchaser in connection with the enforcement of this Agreement and the other Transaction Documents.

                  (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  Section 8.5 No Proceedings; Limitation on Payments. The Seller covenants and agrees that it will not institute against, or join any other Person in instituting against, either the Purchaser or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the Issuer is paid in full.

                  Section 8.6 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASER AND THE SELLER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PURCHASER AND THE SELLER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR

OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                  Section 8.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original and all of which when taken together shall constitute one and the same agreement.

                  Section 8.8 Survival of Termination. The provisions of Section 7.1, 8.4, 8.5, 8.6 and 8.9 shall survive any termination of this Agreement.

                  Section 8.9 WAIVER OF JURY TRIAL. THE PURCHASER AND THE SELLER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PURCHASER AND THE SELLER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  Section 8.10 Entire Agreement. This Agreement and the other Transaction Documents required to be delivered hereunder embody the entire agreement and understanding between the Purchaser and the Seller, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                  Section 8.11 Headings. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation hereof or thereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 CITGO PETROLEUM CORPORATION,
                                 as Seller

                                 By:
                                    -------------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                 6100 South Yale Avenue
                                 Tulsa, Oklahoma 74136

                                 Telephone No.: 918-495-5012
                                 Facsimile No.: 918-495-5559

                                 CITGO FUNDING COMPANY, L.L.C.,
                                 as Purchaser

                                 By:
                                    -------------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                 P.O. Box 22071 Tulsa,
                                 Oklahoma 74121-2071
                                 Telephone No.: 918-495-5012
                                 Facsimile No.: 918-495-5559

                                 with a copy to the Agent, where applicable, at:

                                        Societe Generale
                                        181 West Madison Street
                                        Suite 3400
                                        Chicago, Illinois 60602
                                        Attention: Asset Securitization
                                        Telephone No. (312) 578-5000
                                        Facsimile No. (312) 578-5099

                                      S-1   SG/CITGO Purchase and Sale Agreement

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY

                                   SCHEDULE II

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

                                  SCHEDULE III

                            TRADE NAMES OF THE SELLER

None.

                                   SCHEDULE IV

                           DESCRIPTION OF RECEIVABLES

As used in the Agreement, Receivables shall include all receivables originated by the following "Customer Groups" of the Seller:

A.       Using the "CITGO" tradename

CODE                 CUSTOMER GROUPS
----                 ---------------
CLOS-BR              CITGO Light Oil Sales - Branded Marketer

B.       Not using the "CITGO" tradename

CODE                 CUSTOMER GROUPS
----                 ---------------
CLOS-UB              CITGO Light Oil Sales - Unbranded
CLOS-UM              CITGO Light Oil Sales - Unbranded Marketer
CLOC-AV              CITGO Light Oil Commercial - Aviation
CLOC-CM              CITGO Light Oil Commercial - Commercial
CLOC-CR              CITGO Light Oil Commercial - Commercial Resale
CLOC-RF              CITGO Light Oil Commercial - Racing Fuel
CSAD-AV              CITGO Supply & Dist. - Aviation
CSAD-CR              CITGO Supply & Dist. - Commercial Resale
CSAD-DM              CITGO Supply & Dist. - Domestic
CSAD-EX              CITGO Supply & Dist. - Exchange Sales
CSAD-MI              CITGO Supply & Dist. - Misc. Sales

                                     ANNEX A

                           FORM OF LOCK-BOX AGREEMENT

                                   (Attached)

                           FORM OF LOCK-BOX AGREEMENT

                                     [DATE]

[LOCKBOX BANK NAME AND
ADDRESS]

         Re:      Lockbox Agreement (this "Agreement")
                  for Lockbox Number(s) [_________] and [_________]
                  Lockbox Account Number(s) [_________] and [_________]

Ladies and Gentlemen:

         CITGO PETROLEUM CORPORATION, a Delaware corporation ("Originator"), hereby notifies you that in connection with certain transactions involving the trade receivables of Originator, Originator hereby transfers exclusive ownership and control of its lockbox number(s) [_________] and [_________] (the "Lockbox") and the corresponding lockbox account number(s) [_________] and [_________] maintained with you (the "Lockbox Account") to CITGO Funding Company, L.L.C. ("SPV") (or its assigns or designees), and SPV hereby notifies you that in connection with such transactions SPV hereby transfers exclusive dominion and control of the Lockbox and the Lockbox Account to Societe Generale, in its capacity as agent for and on behalf of certain other parties (the "Agent"). Originator has agreed to act as initial servicer of such receivables for SPV and the Agent (Originator, or any successor servicer, the "Servicer"). Originator shall have no ownership of, or rights in, the Lockbox or Lockbox Account or any funds therein.

         In connection with the foregoing, SPV and the Agent hereby jointly instruct you, beginning on the date hereof until you are otherwise notified by the Agent in writing, (i) to change the name on the Lockbox and the Lockbox Account to "CITGO Funding Company, L.L.C. and Societe Generale, as Agent for and on behalf of certain parties"; (ii) to follow your usual operating procedures for the handling of any checks, except as modified by this Agreement; (iii) to follow your usual procedures in the event the Lockbox, the Lockbox Account or any check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process, except as modified by this Agreement; (iv) to collect the monies, checks, instruments and other items of payment mailed to the Lockbox; (v) to maintain the Lockbox Account as a "Deposit Account" (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the State of New York (the "Applicable UCC")); (vi) to deposit in the Lockbox Account all such monies, checks, instruments and other items of payment (unless otherwise instructed by the Agent); and (vii) to transfer all collected and available funds in the Lockbox Account in accordance with the instructions of the Servicer; provided, however, that, at all times from and after the date of your receipt of notice from the Agent of termination of the Servicer's access to the Lockbox and Lockbox Account, which notice may be in the form

                                   Annex A-2
attached hereto as Annex A or in any other form that gives you reasonable notice of such termination (the "Agent's Notice"), such funds shall be transferred by you directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise notifies you, or otherwise in accordance with the instructions of the Agent. You are hereby further instructed to permit the Servicer and the Agent to obtain upon request any information relating to the Lockbox and the Lockbox Account, including, without limitation, any information regarding the balance or activity of the Lockbox Account.

         Originator and SPV also hereby jointly notify you that notwithstanding anything herein or elsewhere to the contrary, the Agent, or any party designated in writing by the Agent, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox and the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox and the Lockbox Account. At all times from and after the date of your receipt of the Agent's Notice, neither Originator (including, in its capacity as Servicer), SPV nor any of our respective affiliates shall be given any access to the Lockbox or Lockbox Account.

         The Agent's Notice may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Agent in writing). If the Agent's Notice is given by facsimile or electronic mail, it will be deemed to have been received when the Agent's Notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

         The monies, checks, instruments and other items of payment mailed to the Lockbox and the funds deposited into the Lockbox Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off the face amount of any items (including, without limitation, checks and automated clearinghouse transactions) returned unpaid because of uncollected or insufficient funds in accordance with your customary practices). To the extent that funds in the Lockbox Account are insufficient, Originator shall pay you for such returned items. All service charges and fees with respect to the Lockbox and Lockbox Account shall continue to be payable by Originator under the arrangements currently in effect. Originator hereby authorizes you, without prior notice, from time to time to debit any other account Originator may have with you for the amount or amounts due you under the two preceding sentences.

         By executing this Agreement, you (a) irrevocably waive and agree not to assert, claim or endeavor to exercise, (b) irrevocably bar and estop yourself from asserting, claiming or exercising and (c) acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien, security interest or other purported form of claim with respect to the Lockbox or Lockbox Account or any funds from time to time therein (except for security interests which have been terminated on or prior to the date hereof). You agree to give the Agent and SPV prompt notice if the Lockbox or the Lockbox Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process. Except for your right to payment of your service charges and fees from Originator and to make deductions for returned items, you shall

                                   Annex A-3
have no rights in the Lockbox or Lockbox Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

         In addition, as collateral security for SPV's obligations to the Agent and certain other persons in connection with the transactions referenced in the first paragraph of this Agreement, SPV hereby grants to the Agent a present and continuing security interest in (a) the Lockbox and the Lockbox Account, (b) all general intangibles and privileges in respect of the Lockbox or the Lockbox Account, and (c) all cash, checks, money orders and other items of value of SPV now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise, in the possession or under the control of, or in transit to you or any agent, bailee or custodian thereof in respect of the Lockbox or the Lockbox Account, and all proceeds of the foregoing (collectively, "Receipts"). You acknowledge and agree that (i) the Agent has "Control" (as defined in Section 9-104 of the Applicable UCC) of the Lockbox Account and you are required to comply with the instructions of the Agent directing disposition of the funds in the Lockbox Account without further consent by the Originator, Servicer, SPV or any affiliate thereof and (ii) you shall at all times maintain the Lockbox Account as a "Deposit Account" (as defined in Section 9-102 of the Applicable UCC). The Agent hereby appoints you as the Agent's bailee for the Lockbox, Lockbox Account and all Receipts for the purpose of perfecting the Agent's security interest in such collateral, and you hereby accept such appointment and agree to be bound by the terms of this Agreement. SPV hereby agrees to such appointment and further agrees that you, on behalf of the Agent, shall be entitled to exercise, as directed in accordance with the terms of this Agreement, any and all rights which the Agent may have in connection with the transactions referenced in the first paragraph of this Agreement or under applicable law with respect to the Lockbox, Lockbox Account, all Receipts and all other collateral described in this paragraph.

         You will not be liable to Originator, SPV or the Agent for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to your performance under this Agreement other than those Damages which result directly from your acts or omissions constituting gross negligence. In no event will you be liable for any special, indirect, exemplary or consequential Damages, including but not limited to lost profits.

         Originator shall indemnify you against, and hold you harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement, the Lockbox or the Lockbox Account. Originator agrees to pay to you, upon receipt of your invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by you in connection with the preparation and administration (including any amendments) and enforcement of this Agreement. This paragraph does not apply to any cost or damage attributable to your negligence or intentional misconduct. Originator's obligations under this paragraph shall survive termination of this Agreement.

         Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against SPV, or in the event of the commencement of any similar case under then applicable federal or state law

                                   Annex A-4
providing for the relief of debtors or the protection of creditors by or against SPV, you may act as you deem necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing, provided that you shall not release any funds other than in accordance with (i) this Agreement or (ii) an order of a court of competent jurisdiction.

         You hereby agree not to institute or join any other person or entity in instituting, any suit pursuant to Title 11, United States Code, or any similar suit or proceeding under then applicable state or federal law providing for the relief of debtors or the protection of creditors, against SPV prior to the date which is one year and one day after payment of all obligations of SPV to the Agent (and the parties for which it is acting as agent) are paid in full. This section shall survive any termination of this Agreement.

         You may terminate this Agreement upon 30 days' prior written notice to SPV and the Agent. The Agent may terminate this Agreement upon 30 days' prior written notice to SPV and you. Neither SPV nor the Servicer may terminate this Agreement, except with the written consent of the Agent and upon 30 days' prior written notice to you and the Agent. Originator may not terminate this Agreement. Incoming mail addressed to the Lockbox or Lockbox Account (including, without limitation, any direct funds transfer to the Lockbox Account) received after any such termination shall be forwarded in accordance with the Agent's instructions.

         You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent (which consent shall not be unreasonably withheld) of the Agent and SPV. Originator (except to the extent of its limited capacity as Servicer) shall not assign or transfer its rights and obligations hereunder without your consent and the consent of the Agent. Neither SPV nor Servicer shall not assign or transfer its rights or obligations hereunder without the consent of the Agent. The Agent may at any time assign its rights and obligations hereunder upon notice to the other parties hereto. Subject to the preceding sentences, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be altered, modified or amended in any respect, nor except as set forth in the preceding paragraph may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by you, SPV and the Agent of a written instrument so providing. The terms and conditions of any agreement between Originator and/or SPV and you (a "Lockbox Service Agreement") (whether now existing or executed hereafter) with respect to the lockbox arrangements, to the extent not inconsistent with this Agreement, are made part of this Agreement with respect to matters not explicitly covered in this Agreement. In the event that any provision in this Agreement is in conflict with, or inconsistent with, any provision of any such Lockbox Service Agreement, this Agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this Agreement or to preserve and protect the rights of each party hereunder.

                                   Annex A-5

         Except as otherwise expressly provided herein, notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be (a) personally served, (b) sent by courier service, (c) sent by facsimile or electronic mail or (d) sent by United States mail and shall be deemed to have been given when (a) delivered in person, (b) delivered by courier service, (c) upon confirmation by telephone or other electronic means of receipt of the telex, facsimile or electronic mail or (d) five business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed); provided, however, that notices to the Agent hereunder shall not be effective until actually received by the Agent. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other parties.

         This Agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the internal laws of the State of New York. The SPV, the Agent and you agree that New York is your "jurisdiction" for purposes of Section 9-304 of the Applicable UCC. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of the signature pages of this Agreement by telecopier or other electronic means shall be equally effective as delivery of a manually executed counterpart.

                                   Annex A-6

         Please evidence your agreement to the terms of, and acknowledge receipt of, this Agreement by signing in the space provided below.

Very truly yours,

CITGO PETROLEUM CORPORATION,
as Originator and Servicer

By:_______________________________________
Name:_____________________________________
Title:____________________________________

6100 South Yale Avenue
Tulsa, Oklahoma  74136
Telephone No. (918) 495-5012
Facsimile No. (918) 495-5559

CITGO FUNDING COMPANY, L.L.C.

By:_______________________________________
Name:_____________________________________
Title:____________________________________

P.O. Box 22071
Tulsa, Oklahoma 74121-2071
Telephone No. (918) 495-5012
Facsimile No. (918) 495-5559

SOCIETE GENERALE, as Agent

By:_______________________________________
Name:_____________________________________
Title:____________________________________

181 West Madison Street
Suite 3400
Chicago, Illinois 60602
Telephone No.: (312) 578-5000
Facsimile No.: (312) 578-5099
Attention:  Asset Securitization Group

                                   Annex A-7

ACKNOWLEDGED AND AGREED:

[NAME OF LOCKBOX BANK]

By:_____________________________________
Name:___________________________________
Title:__________________________________
Date:___________________________________

[ADDRESS]
Attention: [___________]
Telephone: [__________]
Telecopy: [___________]

                                   Annex A-8

                                                                      ANNEX A TO
                                                               LOCKBOX AGREEMENT

[NAME AND ADDRESS OF LOCKBOX BANK]

         Re:      Lockbox Agreement for
                  Lockbox Numbers [___________] and [___________]
                  and Lockbox Account Numbers [___________] and [___________]

Ladies and Gentlemen:

         Reference is made to the Lockbox Agreement, dated [___________], 2003 (the "Lockbox Agreement"), among CITGO PETROLEUM CORPORATION, CITGO FUNDING COMPANY, L.L.C., the undersigned, as Agent, and you concerning the above-described lockboxes and lockbox accounts. We hereby give you notice of the termination of the Servicer's access to the Lockbox and Lockbox Accounts as provided in the Lockbox Agreement.

         We hereby instruct you not to permit any other party to have access to the above-described lockboxes and lockbox accounts and to make all payments to be made by you out of or in connection thereunder directly to the undersigned upon our instructions, at our address set forth above.

                                  Very truly yours,
                                  SOCIETE GENERALE, as Agent

                                  By:__
                                  Name:_________________________________
                                  Title:________________________________

                                  By:__
                                  Name:_________________________________
                                  Title:________________________________

                                   Annex A-9

                                     ANNEX B

                       FORM OF SUBORDINATED REVOLVING NOTE

                                   (Attached)

                           SUBORDINATED REVOLVING NOTE

                                                               February 28, 2003

                  FOR VALUE RECEIVED, the undersigned, CITGO FUNDING COMPANY, L.L.C., a Delaware limited liability company ("Company"), promises to pay to CITGO PETROLEUM, a Delaware corporation (the "Originator"), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

         1. Purchase and Sale Agreement. This Revolving Note is one of the Revolving Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase and Sale Agreement"), between the Company and the Originator. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:

                  "Bankruptcy Proceedings" has the meaning set forth in clause
(b) of paragraph 9 hereof.

                  "Final Maturity Date" means the Payment Date immediately following the date that falls one hundred twenty one (121) days after the Termination Date.

                  "Interest Period" means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.

                  "Prime Rate" means a per annum rate equal to the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Agent in its reasonable discretion.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of February 28, 2003, entered into among CITGO Funding Company, L.L.C., CITGO Petroleum, Asset One Securitization, LLC and Societe Generale.

                  "Senior Interests" means, collectively, (i) all accrued and unpaid Discount, (ii) all fees payable by the Company to the Senior Interest Holders pursuant to the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Section 1.8 and 1.9 of the Receivables Purchase Agreement,
(iv) the Capital and (v) all other obligations owed by the Company to the Senior Interest Holders under the Receivables Purchase Agreement and other Transaction Documents

                                    Annex B-1                     Revolving Note
that are due and payable, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.

                  "Senior Interest Holders" means, collectively, the Issuer, the Agent, Affected Persons and the Indemnified Parties.

                  "Subordination Provisions" means, collectively, clauses (a) through (l) of paragraph 9 hereof.

                  "Telerate Screen Rate" means, for any Interest Period, the rate for thirty day commercial paper denominated in dollars which appears on Page 1250 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying dollar commercial paper rates) at approximately 9:00 a.m., New York City time, on the first day of such Interest Period.

         3. Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Revolving Note as follows:

                  (a) Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the Telerate Screen Rate for such Interest Period as determined by the Servicer; and

                  (b) From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price payable to the Originator is fully paid, such aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.

         4. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Revolving Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

         5. Basis of Computation. Interest accrued hereunder that is computed by reference to the Telerate Screen Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Revolving Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Revolving Note shall be made as follows:

                  (a) The principal amount of this Revolving Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 2.3 of the Purchase and Sale Agreement; and

                                    Annex B-2

                  (b) The entire remaining unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to the Purchase and Sale Agreement shall be due and payable on the Final Maturity Date.

                  Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Revolving Note may be prepaid on any Business Day without premium or penalty.

         7. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

         8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

         9. Subordination Provisions. The Originator and any other holder of this Revolving Note (collectively, the Originator and any such other holder are called the "Holder"), by its acceptance of this Revolving Note, covenants and agrees on behalf of itself and any holder of this Revolving Note, that the payment of the principal amount of and interest on this Revolving Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

                  (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Revolving Note except to the extent such payment or other distribution is (i) permitted under the covenants of the Company set forth in paragraph 1(s) of Exhibit IV of the Receivables Purchase Agreement or (ii) made pursuant to clauses (a) and (b) of paragraph 6 of this Revolving Note;

                  (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Revolving Note. In order to implement the foregoing during any Bankruptcy Proceeding: (i) all payments and distributions of any kind or character in respect of this Revolving Note to which Holder would be entitled except for this clause (b) shall be made directly to the Agent (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Revolving Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent (for the benefit of the Senior Interest Holders) until the

                                    Annex B-3

Senior Interests shall have been paid and performed in full and in cash; and
(iii) Holder hereby irrevocably agrees that the Issuer (or the Agent acting on the Issuer's behalf), in the name of Holder or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Revolving Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

                  (c) In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Revolving Note, other than as expressly permitted by the terms of this Revolving Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Agent (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Revolving Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Agent in respect of this Revolving Note, to the extent received in or converted into cash, may be applied by the Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Revolving Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Agent (in the order of application set forth in Section 1.4(d)(ii) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

                  (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Revolving Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Revolving Note) to the extent that any payment arising out of the exercise of such rights would be permitted under the covenants of the Company set forth in paragraph 1(s) of
Exhibit IV of the Receivables Purchase Agreement;

                  (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Revolving Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company's obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Revolving Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);

                  (f) Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created,

                                    Annex B-4
arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Revolving Note or any rights in respect hereof or (ii) convert this Revolving Note into an equity interest in the Company, unless Holder shall have received the prior written consent of the Agent and the Issuer in each case;

                  (g) Holder shall not, without the advance written consent of the Agent and the Issuer, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

                  (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

                  (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

                  (j) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

                  (k) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

                                    Annex B-5

                  (l) These Subordination Provisions constitute a continuing offer from the holder of this Revolving Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Agent may proceed to enforce such provisions on behalf of each of such Persons.

         10. General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Revolving Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and
(ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         11. Maximum Interest. Notwithstanding anything in this Revolving Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise by payable under this Revolving Note would exceed the Highest Lawful Rate, or if the holder of this Revolving Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Revolving Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise by payable by the Company under this Revolving Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Revolving Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the "Originator's Maximum Permissible Rate") shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator's Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator's Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator's Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

                                    Annex B-6

         12. No Negotiation. This Revolving Note is not negotiable except that is may be assigned to any Affiliate of the Originator.

         13. GOVERNING LAW. THIS COMPANY NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         14. Captions. Paragraph captions used in this Revolving Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Revolving Note.

                                    Annex B-7

                          CITGO FUNDING COMPANY, L.L.C.

                          By:____________________________________
                          Name: _________________________________
                          Title:   ______________________________

                                    Annex B-8